Exhibit 99.4
Unaudited Statements of Revenues and Direct Operating Expenses for Oil and Gas
Properties located in McIntosh, Pittsburg and Haskell Counties in Oklahoma
for the nine months ended September 30, 2007 and 2006.
The unaudited statements of revenues and direct operating expenses for oil and gas properties located in McIntosh, Pittsburg and Haskell Counties in Oklahoma for the nine months ended September 30, 2007 and 2006 have been prepared by Rio Vista without audit. In the opinion of management, the unaudited financial statements include all adjustments (which include only normal recurring adjustments) necessary to present fairly the unaudited revenues and direct operating expenses for oil and gas properties located in McIntosh, Pittsburg and Haskell Counties in Oklahoma for the nine months ended September 30, 2007 and 2006 and the unaudited combined statements of cash flows for the nine months ended September, 2007 and 2006.
Certain information and footnote disclosures normally included in financial statements prepared in accordance with accounting principles generally accepted in the United States of America have been omitted pursuant to the rules and regulations of the Securities Exchange Commission, although Rio Vista believes that the disclosures made are adequate to make the information not misleading. These unaudited financial statements should be read in conjunction with the audited statements of revenues and direct operating expenses for oil and gas properties located in McIntosh, Pittsburg and Haskell Counties in Oklahoma for the year ended December 31, 2006 and the period from August 29, 2005 to December 31, 2005 included elsewhere herein this Form 8-K/A.

RIO VISTA ENERGY PARTNERS, LP
OIL AND GAS PROPERTIES LOCATED IN MCINTOSH, PITTSBURG
AND HASKELL COUNTIES IN OKLAHOMA
STATEMENTS OF REVENUES AND DIRECT OPERATING EXPENSES
FOR THE NINE-MONTH PERIODS FROM JANUARY 1, 2006 THROUGH
SEPTEMBER 30, 2006 AND JANUARY 1, 2007 THROUGH SEPTEMBER 30, 2007
UNAUDITED

	Period from	Period from
	Jan 1	Jan 1
	through	through
	Sept 30	Sept 30
	2006	2007
REVENUES:
Oil and gas revenues	$2,170,878	$1,931,674

Total revenues	2,170,878	1,931,674

DIRECT OPERATING EXPENSES
Lease operating expenses	661,937	805,330
Transportation and production taxes	203,306	137,107

Total direct operating expenses	865,243	942,437

EXCESS OF REVENUES OVER DIRECT OPERATING EXPENSES	$1,305,635	$989,237

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